I-LINK WORLDWIDE, L.L.C.
                            EMPLOYMENT AGREEMENT



     THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into by and between I-LINK WORLDWIDE, L.L.C., a Delaware limited liability company (the "Company"), its parent company, MEDCROSS, INC. ("Medcross"), and JON MCKILLIP ("Employee"), effective this 25th day of August, 1997;

                                  RECITALS

     WHEREAS, the Company is in the business of marketing and providing telephony and communications products and services through a network marketing organization of independent sales representatives; and

     WHEREAS, Employee has acknowledged skills and experience in the business conducted by the Company; and

     WHEREAS, the Company desires to obtain the benefit of Employee's knowledge, skills, and experience and assure itself of the ongoing right to Employee's services from and after the date hereof, and is willing to do so on the terms and conditions set forth in this Agreement; and

     WHEREAS, Employee is willing and able to render services to the Company, from and after the date hereof, on the terms and conditions set forth in this Agreement;


                               A G R E E M E N T S

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions, and covenants contained in this Agreement, the Company and Employee hereby agree as follows:


      1.  Employment.

          (a) Title and Duties of Employee. Subject to all of the terms and conditions herein provided, the Company hereby employs Employee in the position of Vice President of Network Marketing Sales, and Employee hereby accepts such employment with the Company. Employee's duties shall consist of those generally associated with his title, as well as those duties assigned to him from time-to-time by the Company, consistent with Employee's position and qualifications and the best interests of the Company. Employee shall at all times be subject to and shall observe and carry out such reasonable rules, regulations, policies, directions, and restrictions as may be established from time-to-time by the Company.

          (b) Performance. Throughout the Employment Term, Employee shall devote his full business time, attention, knowledge, and skills, faithfully diligently, and to the best of his ability, to the active performance of his duties and responsibilities hereunder, and do such traveling as may reasonably be required in connection with the performance of such duties and responsibilities.


      2. Term of Employment. Unless terminated as provided in Section 5 here of, the term of this Agreement shall be for a period of two (2) years, commencing on the date hereof and continuing through and including the day immediately preceding the second anniversary of the date hereof (the "Initial Period"), and thereafter shall automatically continue on a year-to-year basis (including the Initial Period, the "Employment Term") unless either party shall deliver written notice to the other party not more than sixty (60), nor less than thirty (30), days preceding the expiration of the Initial Period or any one-year extension thereof of its intention not to extend the term of this Agreement.


      3.  Compensation and Benefits.

          (a) Salary. For services rendered by Employee to the Company and upon the conditions that Employee fully and faithfully performs all of his duties and obligations owed during the Employment Term under this Agreement, the Company shall pay Employee an annual base salary equal to $120,000, payable in equal semi-monthly installments, less income tax withholdings and other normal employee deductions. This base salary set forth herein shall be reviewed annually by the Company at the end of each fiscal year of the Company (hereafter "Fiscal Year") (with the first such review to occur after the Fiscal Year ending December 31, 1997, with respect to base salary for the Fiscal Year ending December 31, 1998), or at such other times as deemed appropriate by the Company, and may at the sole discretion of the Company, be adjusted by an amount which it deems appropriate, provided that said base salary shall not be less than $120,000.

          (b) Bonus Compensation. Employee shall be entitled to receive a bonus during each of the two years covered by this Agreement of up to $40,000, based upon the Company's and Employee's attainment of the financial and non-financial goals set forth on Schedule 3(b) attached hereto and made a part hereof.

          (c) Stock Options. Medcross grants to Employee options to purchase 150,000 shares of its common stock (the "Options"), at an exercise price equal to the closing price of the Medcross publicly traded shares as of the effective date of this Agreement. The Options shall vest in twelve equal quarterly increments over a three-year period, with the first quarterly vesting to occur on the effective date of this Agreement for that partial quarter ended

September 30, 1997, the second quarterly vesting to occur on October 1, 1997, and similarly on the first day of each subsequent calendar quarter with the final quarterly vesting to occur April 1, 2000. Notwithstanding the foregoing, none of the Options shall be exercisable until Employee shall have been in the employ of the Company for a period of one year. In the event that, prior to the expiration of one year from the effective date of this Agreement, Employee's employment is terminated wither by the Employer for cause pursuant to Section 5(b) below or by the Employee, all Options, whether vested or unvested, shall be cancelled. Upon any "change of control" of Medcross (as defined hereafter), all of Employee's then unvested Options shall thereupon immediately vest, subject to the one-year cliff on exerciseability set forth above. For purposes of this Agreement, "change of control" shall mean a direct or indirect transfer, in one or more transactions, of fifty percent (50%) or more of the legal or beneficial ownership of the voting stock in Medcross to anyone other than an entity controlled by the current shareholders, or the sale of substantially all of the assets of Medcross. The Option grant shall be evidenced by a written Option Agreement, the terms of which shall be consistent with the terms of this Agreement. The Company's Board of Directors, at their sole discretion, shall determine what number of additional stock options, if any, shall be granted to Employee, and upon what terms.


          (d) Benefits. During the Employment Term, Employee shall be eligible to participate in and receive coverage and benefits under all group insurance, pension, profit- sharing, bonus, stock option, stock ownership, and other employee benefit plans, programs, and arrangements of the Company/Medcross which are now or hereafter adopted by the Company/Medcross for the benefit of its employees, subject to and on a basis consistent with the terms, conditions, and overall administration of such plans, programs, and arrangements. In addition, the Company shall reimburse Employee for the dental plan premium COBRA payments that Employee shall make during the time such COBRA dental coverage shall be available to Employee under the dental plan of Employee's previous employer.

          (e) Expense Reimbursement. The Company shall reimburse Employee for the business expenses reasonably incurred by Employee within the scope of his employment, pursuant to standard employee expense reimbursement policy and procedure as established by the Company.

          (f) Relocation. The Company shall pay for one-time travel expenses incurred in moving Employee's family from Florida to Utah, and Employee's travel expenses incurred in traveling between Utah and Florida on a bi-weekly basis for a period equal to the shorter of 90 days from Employee's start date, or the date Employee's family relocates from Florida to Utah. The Company will pay the lowest of 3 bids Employee shall obtain from reputable, national moving companies to move Employee's belongings from Florida to Utah. The Company shall make payments as directed by Employee of up to an aggregate of $20,000 toward Employee's expenses in selling his house in Florida and purchasing a new house in Utah. The Company will also, for a period of 60 days from Employee's start date, cover Employee's reasonable expenses of obtaining temporary housing in Utah.

      4.  Compensation Upon Termination or During Disability.

          (a) Compensation Upon Termination. If Employee's employment hereunder is terminated under Section 5 hereof, Employee shall be entitled to exercise, subject to the one- year cliff and pursuant to the terms and conditions of the Option Agreement, the Options that shall have vested as of the date of such termination, and the Company shall have no further liability under this Agreement except (i) to pay Employee within ten days of the Date of Termination any accrued salary or other compensation due under this Agreement on the Date of Termination (or in the event of Employee's subsequent death, to his estate or devisee, legatee, or other designee, as applicable), and
(ii) provide Employee, or his estate, or devisee, legatee, or other designee, with any benefits payable (including any death benefit, if applicable) under all employee benefit plans, programs, or arrangements of the Company in which Employee is a participant on the Date of Termination. In the event Employee's employment hereunder is terminated during the initial two-year term of this Agreement without cause, Employee shall, as liquidated damages, be entitled to immediate, accelerated vesting of all Options that would normally have vested through the end of the initial two-year term of this Agreement so as to provide Employee, in such event, with a total of 100,000 vested Options exercisable pursuant to the terms and conditions of the Option Agreement.

          (b) Compensation Upon Disability. During any period that Employee fails to perform his duties hereunder as a result of incapacity due to a "disabled condition," as such term is defined in Section 5(c) hereof (the "disability period"), Employee shall continue to receive his full base salary at the rate then in effect for the disability period until Employee's employment hereunder is terminated pursuant to Section 5(c) hereof; provided, however, that such salary payments so made to Employee during the first 180 days of the disability period shall be reduced by the sum of the amounts, if any, actually received by Employee prior to or during this period, as the result of such incapacity, under any disability benefit plan of the Company in which Employee participates.


      5.  Termination.

          (a) By Employee. This Agreement may be terminated by Employee at any time following the one-year anniversary of the effective date of this Agreement, upon sixty- days written notice to the Company. In the event of such termination by Employee, Employee shall be entitled to exercise, pursuant to the terms of this Agreement and the Option Agreement, the Options that shall have vested as of the date of such termination, and the Company shall have no further obligation to Employee beyond the timely payment of all salary and bonus (if any) accrued through the date of such termination.

          (b) Cause. This Agreement may be terminated at any time at the option of the Company for cause. As used herein, the term "cause" shall mean and be limited to: (i) any felony conviction of Employee; (ii) Employee's willful misconduct or failure to reasonably perform in connection with the performance of Employee's duties, responsibilities, agreements, and covenants hereunder, or Employee's refusal to comply with the reasonable rules, regulations, policies, directions, and restrictions as may be established from time-to-time by the Company, which misconduct, non-performance, or refusal to so comply shall continue after written notice from the Company, such notice to specify the respects in which Employee is in violation;
(iii) Employee's breach of the provisions of Sections 6 and 8 hereof; (iv) any illegal use by Employee of narcotics or other controlled substances; or
(v) Employee's inability to perform his duties and responsibilities hereunder due to the issuance of an injunction or restraining order, which is not rescinded within 45 days of issuance.

          (c) Death. This Agreement shall terminate automatically upon the death of Employee.

          (d) Disability. In the event Employee becomes mentally or physically disabled during the Employment Term, Employee's employment hereunder shall terminate as of the date such disability is "established." As used in this Subsection, the term "disabled" means suffering from any mental or physical condition, other than that resulting from the use of alcohol or illegal use of narcotics or other controlled substances, which renders Employee unable to substantially perform all of his duties and services under this Agreement in a satisfactory manner substantially similar to his previous performance (a "disabled condition") for a period of one hundred twenty (120) consecutive days or for more than one hundred twenty (120) days in any 12-month period. For purposes of this Subsection, the date that Employee's disability is "established" shall be, in the case of a disabled condition which exists for a period of 120 consecutive days, the 121st day on which such disabled condition exists, and, in the case of a disabled condition existing for more than 120 days in any 12-month period, the 121st day on which such disabled condition exists.

          (e) Impaired Health. Employee may terminate his employment hereunder if his health should become impaired to an extent that makes his continued performance of his duties and obligations hereunder hazardous to his physical or mental health or his life ("impaired health"), provided that Employee shall have furnished the Company with a written statement from a qualified doctor to such effect and, provided further, that, at the Company's request, Employee shall submit to an examination by a doctor selected by the Company and such doctor shall have concurred in the conclusion of Employee's doctor.

          (f) Reassignment, Relocation. This Agreement may be terminated by Employee in the event of any of the following (i) without Employee's express written consent, the assignment to Employee of any duties or the significant reduction of Employee's duties, authority, or responsibilities, which is inconsistent with Employee's duties, authority, or responsibilities in effect immediately prior to such assignment, or the removal of Employee from such duties, authority, or responsibilities; or (ii) without Employee's express written consent, the relocation of Employee to a facility or a location more than forty-five (45) miles from Employee's then-present location.

          (g) Notice of Termination. Any termination of Employee's employment hereunder by the Company or by Employee (other than termination pursuant to Section 5(b) (death)) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment hereunder under the Section and Subsection so indicated.

          (h) Date of Termination. "Date of Termination" shall mean the following: if Employee's employment hereunder is terminated by (i) Sections 5(a) (Employee), 5(b) (cause), 5(d) (disability), or 5(e) (impaired health), the date specified in the Notice of Termination; (ii) 5(c) (death), the date of Employee's death; and (iii) Section 5(f) (Reassignment, Relocation) 30 days after delivery of the Notice of Termination; and (iv) for any other reason, the date on which the Notice of Termination is given.


      6.  Confidential Information.

          (a) Disclosure and Use. Employee shall not disclose or use at any time, either during or subsequent to the Employment Term, any trade secrets or other confidential information, whether or not patentable, of the Company or any other direct or indirect parent or subsidiary of the Company (collectively referred to herein as the "Company"), including but not limited to, information and lists relating to customers, suppliers, or independent sales representatives, compensation of employees or independent sales representatives, products and product pricing, technical or non-technical data, programs, devices, methods, techniques, drawings, processes, or financial data, of which Employee is or becomes informed or aware during the Employment Term, whether or not developed by Employee, except (i) as may be required for Employee to perform Employee's employment duties with the Company, (ii) to the extent such information has been disclosed to Employee by a third party who is not subject to restriction on the dissemination of such information or becomes generally available to the public through no wrongful act of Employee, (iii) information which must be disclosed as a result of a subpoena or other legal process, after the Company has had the opportunity to request a suitable protective order for such information, or (iv) unless Employee shall first secure the Company's prior written authorization. This covenant shall survive the termination of Employee's employment hereunder, and shall remain in effect and be enforceable against Employee for so long as any such Company secret or confidential information retains economic value, whether actual or potential, from not being generally known to other persons who can obtain economic value from its disclosure or use. Employee shall execute such reasonable further agreements and/or confirmations of Employee's obligations to the Company concerning non-disclosure of Company trade secrets and confidential information as the Company may reasonably require from time-to-time.

          (b) Return of Materials. Upon termination of Employee's employment hereunder, Employee shall promptly deliver to the Company all customers lists, specifications, drawings, listings, documentation, manuals, letters, notes, notebooks, reports, and copies thereof, and all other materials of a secret or confidential nature relating to the Company's business, which are in the possession or under the control of Employee.


      7.  Inventions and Discoveries.

          (a) Disclosure of Employment Invention. Employee agrees for himself and his heirs, executors, and administrators that Employee will, without further consideration, disclose immediately to a person designated by the Company as its agent to receive such disclosures each and every discovery, invention, part thereof or improvement thereon, or works of authorship, as defined below ("Employment Invention") which Employee may conceive, develop, reduce to practice, or create, either solely or jointly with others, which is:

               (i)  conceived, developed, reduced to practice or created
(a) within the scope of Employee's employment, or (b) on the Company's time, or
(c) with the aid, assistance, or use of any of the Company's property, equipment, facilities, supplies, resources, or intellectual property; or

               (ii) the result of any work, services, or duties performed by Employee for the Company; or

             (iii) related to the current or demonstrably anticipated business, research, or development of the Company.

          (b) Assignment of Employee Invention. Employee hereby irrevocably assigns to the Company all of Employee's entire rights, title, interest, and Intellectual Property in and to the Employment Inventions referred to in
Section 7(a), and will upon request and without further consideration do everything reasonably necessary or required to vest in the Company Employee's entire right, title, interest, and Intellectual Property in and to such Employment Inventions including executing all instruments and documents and performing all acts reasonably necessary or required for making, filing, or presenting any applicable for the benefit of the Company for Letters Patent or Copyrights in the United States or throughout the world for such Employment Inventions and executing assignments of such patents or applications thereof for the Company.

          (c) Definitions. As used herein, "Intellectual Property" means any and all patents, trade secrets, know-how, technology, confidential information, ideas, copyrights, trademarks, and service marks and any and all rights, applications, and registrations relating to them. "Works of authorship" mean any original work of authorship within the purview of the copyright laws of the United States, and both parties agree that all works of authorship created by Employee under Section 7(a) shall be works for hire within the meaning and purview of such copyright laws.

          (d) Exclusions. The foregoing provisions of Sections 7(a) and 8(b) do not apply to any invention not included in Section 7(a) as an Employment Invention and created by Employee entirely on his own time and with his own resources.

          (e) Recordkeeping. Employee agrees to keep and maintain, or assist in keeping and maintaining, such records (such as laboratory notebooks properly and periodically witnessed and understood) as will show the conception, reduction to practice and operation of all Employment Inventions, as well as such other records as the Company may request, which records shall be and remain the property of and available to, the Company.


      8.  Restrictive Covenant.

          (a) Restriction on Competition During Employment Term. So long as Employee is employed by the Company, Employee shall not, without the prior written authorization of the Company, directly or indirectly render services of a business, professional or commercial nature (whether for compensation or otherwise) to any person or entity engaged in any business which competes either directly or indirectly with the Company (a "Competitive Business") during the Employment Term, or engage in any activity whether along, as a partner, or as an officer, director, employee, consultant independent contractor, or stockholder in any Competitive Business. Notwithstanding the foregoing, this section shall not prevent Employee from purchasing an equity interest in any Competitive Business as a strictly passive investment and which does not comprise more than Five Percent (5%) of such Competitive Business's then-outstanding stock.

          (b) Restriction on Competition Following Termination. During the twelve-month period following the applicable Date of Termination (the "Non-Compete Period"), Employee shall not:

               (i) engage in business as, or own an interest in, directly or indirectly, any individual proprietorship, partnership, corporation, joint venture, trust, or any other form of business entity, whether as an individual proprietor, partner, shareholder, joint venturer, officer, director, consultant, finder, broker, employee, trustee, or in any other manner whatsoever if such entity, within any state, province, country or other jurisdiction in which the Company markets and sells its products and services, markets products and/or services performing substantially the same functions as the Company's products and/or services in existence or that Employee has actual knowledge are being actively developed by the Company at the comencement of the Non-Compete Period; or

              (ii) attempt in any manner to solicit from any customer business of the type performed by the Company or to persuade any customer of the Company to cease doing business or to reduce the amount of business which any such customer has customarily done or contemplates doing with the Company, whether or not the relationship between the Company and such customer was originally established in whole or in part through Employee's efforts; or

              (iii) employ or attempt to employ or assist anyone else to employ any person who is at such time, or at any time during the preceding six months was, an employee or independent sales representative of or consultant to the Company, provided that this clause shall not restrict Employee from employing a third-party vendor who supplies generic services to the industry.

As used in this Section 8, the verb "employ" shall include its variations, for example, retain, engage, or conduct business with; the term the "Company" shall include subsidiaries, a parent, or affiliates, if any, of the Company; and the term "customer" shall mean anyone who is a customer of the Company as of the date immediately prior to or at any time during the Non-Compete Period. Notwithstanding the foregoing, nothing in this Section 8 shall limit Employee's ability during the Non-Compete Period to seek employment by a Competitive Business if Employee refrains from providing services of any kind to said Competitive Business until the expiration of the Non-Compete Period. So long as Employee fulfills the performance obligations contained in Section 1(b), nothing in this Agreement shall limit or prevent Employee, during the Employment Term and thereafter during the Non-Compete Period, from engaging in business as, or own an interest in, directly or indirectly, any individual proprietorship, partnership, corporation, joint venture, trust, or any other form of business entity, whether as an individual proprietor, partner shareholder, joint venturer, officer, director, consultant, finder, broker, employee, trustee, or in any other manner whatsoever if such entity does not market products and/or services performing substantially the same functions as the Company's products and/or services in existence or that Employee has actual knowledge are being actively developed by the Company both during the Employment Term and at the comencement of the Non-Compete Period.

          (c) Acknowledgment. The parties acknowledge that the time, scope, geographic area, and other provisions of this Agreement have been specifically negotiated by the parties and agree that all such provisions are reasonable under the circumstances and are given as an integral and essential part of Employee's employment hereunder. In the event that any covenant contained in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over a maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum intent in all other respects as to which it may be enforceable, all as determined by such court in such action.


     9. Severability. If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be. Should this Agreement, or any one or more of its provisions hereof, be held to be invalid, illegal, or unenforceable within any governmental jurisdiction or subdivision thereof, the Agreement or any such provision or provisions shall not as a consequence thereof be deemed to be invalid, illegal, or unenforceable in any other governmental jurisdiction or subdivision thereof.


     10. Enforcement. The Company will be entitled to institute proceedings and avail itself of all remedies at law or in equity to recover damages occasioned by a breach or threatened breach by the other party of any of the provisions herein and shall have the right to pursue one or more of such proceedings and remedies simultaneously or from time-to-time. Employee hereby acknowledges that the Company would suffer irreparable injury if the provisions of Sections 6 through 8 above, which shall survive the termination of the Agreement, were breached and that the Company's remedies at law would be inadequate in the event of such breach. Accordingly, Employee hereby agrees that any such breach or threatened breach may, in addition to any and all other available remedies, be preliminarily enjoined by the Company.


     11. Legal Fees and Expenses. In the event of litigation under this Agreement, each of the Company and Employee shall pay its own attorneys' fees and expenses.


     12. Non-Assignability. In light of the unique personal services to be performed by Employee hereunder, it is acknowledged and agreed that any purported or attempted assignment or transfer by either party of this Agreement or any of Employee's duties, responsibilities, or obligations hereunder shall be void, and if purported or attempted by Employer, shall be considered a termination without cause by Employer under Paragraph 5(c).

     13. Notices. Any notice, request, demand, or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or when mailed by certified mail, return-receipt requested, addressed as follows:

          To the Company:   I-Link Worldwide, L.L.C.
                            13751 So. Wadsworth Park Drive
                            Draper, UT  84020
                            Attn:  Karl S. Ryser, Jr., CFO

          To Employee:      Jon McKillip
                            ______________________________
                            ______________________________
or to such other address or addresses as may be specified from time-to-time by notice; provided, however, that any notice of change of address shall not be effective until its receipt by the party to be charged therewith.


     14.  General.

          (a) Amendments. neither this Agreement nor any of the terms or conditions hereof may be waived, amended, or modified except by means of a written instrument duly executed by the party to be charged therewith.

          (b) Captions and Headings. The captions and paragraph headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

          (c) Successors and Assigns.This Agreement and Employee's duties and rights hereunder shall not be assignable by Employee. This Agreement and the Company's duties and rights hereunder shall be assignable in the event of a merger, acquisition or other bona fide business reorganization to which the Company is a party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and permitted assigns.

          (d) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original hereof, but all of which together shall constitute one and the same instrument.

          (e) Entire Agreement. Except as otherwise set forth or referred to in this Agreement, this Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements, and understandings of every kind and nature between them as to such subject matter.

          (f) Reliance by Third Parties. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to claim or derive any benefit therefrom absent the express written consent of the party to be charged with such reliance or benefit.

          (g) Governing Law. This Agreement shall be construed in accordance with governed by the laws of the State of Utah.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first set forth above.

I-LINK WORLDWIDE, L.L.C.                 MEDCROSS, INC.


By: /s/ John W. Edwards                  By: /s/ John W. Edwards
Title: President, CEO                    Title:  President, CEO



                              /s/ Jon McKillip
                                  JON MCKILLIP


E0772491F08